Exhibit 3(xi)

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HEINZ GP LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-THIRD DAY OF APRIL, A. D. 2009, AT 4:38 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HEINZ GP LLC”.

4669687 8100H 130679600	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 0465768 DATE: 05-29-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:48 PM 04/23/2009 FILED 04:38 PM 04/23/2009 SRV 090392955 – 4669687 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is Heinz GP LLC

Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, Zip code 19801. The name of its Registered agent at such address is The Corporation Trust Company.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 23rd day of April, 2009.

By:
Authorized Person (s)
Name: Leonard A. Cullo, Jr.